UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): March 23, 2015

CANNLABS, INC.

(Exact Name of Registrant as Specified in Charter)

Nevada	333-155318	20-5337455
(State or other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

3888 E. Mexico Ave., Suite 202

Denver, CO 80210

(Address of principal executive offices) (Zip Code)

(303) 309-0105

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01     Entry Into a Material Definitive Agreement.

The disclosure set forth in Item 5.02 of this Current Report on Form 8-K is incorporated by reference into this Item 1.01.

Item 3.02     Unregistered Sales of Equity Securities.

The disclosure set forth in Item 5.02 of this Current Report on Form 8-K is incorporated by reference into this Item 3.02.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 23, 2015, CannLabs, Inc. (the “Company”) entered into an employment agreement with Genifer Murray (the “Murray Employment Agreement”), pursuant to which Ms. Murray agreed to serve as our President for a term of three years. The Murray Employment Agreement, which has an effective date of June 11, 2014, sets forth the terms and conditions of her employment with us. Pursuant to the Murray Employment Agreement, we will pay Ms. Murray an annual base salary of $120,000. Ms. Murray is also eligible to receive an annual bonus at the discretion of the Compensation Committee of Company’s Board of Directors. Ms. Murray is also eligible to participate in such life insurance, hospitalization, major medical, and other executive benefit plans of the Company that may be in effect from time to time. Ms. Murray is also entitled to receive a signing bonus of $50,000 upon the Company raising a minimum of $500,000 in capital. We also granted to Ms. Murray a restricted stock award of 1,200,000 shares of our common stock (the “Murray Shares”). 50% of the Murray Shares vested immediately and 50% of the Murray Shares will vest on June 12, 2015.

The Murray Employment Agreement provides that if we terminate Ms. Murray for good reason or without cause, we are required to pay her annual base salary and benefits for a period of twelve months following such termination. If we terminate Ms. Murray without cause within the initial six months of the Murray Employment Agreement, 200,000 of the Murray Shares will automatically vest. If we terminate the Murray Employment Agreement without cause after first six months of the Employment Agreement, an additional 33,333 of the Murray Shares shall vest for each month of service beyond the initial six months. Upon a change of control, the vesting of the Murray Shares will immediately accelerate.

On March 23, 2015, the Company entered into an employment agreement with Scott McPherson (the “McPherson Employment Agreement”), pursuant to which Mr. McPherson agreed to serve as our Chief Financial Officer for a term of three years. The McPherson Employment Agreement, which has an effective date of June 11, 2014, sets forth the terms and conditions of his employment with us. Pursuant to the McPherson Employment Agreement, we will pay Mr. McPherson an annual base salary of $120,000. Mr. McPherson is also eligible to receive an annual bonus at the discretion of the Compensation Committee of Company’s Board of Directors. Mr. McPherson is also eligible to participate in such life insurance, hospitalization, major medical, and other executive benefit plans of the Company that may be in effect from time to time. We also granted to Mr. McPherson a restricted stock award of 300,000 shares of our common stock (the “McPherson Shares”). For so long as Mr. McPherson remains continuously employed by us, 33% of the McPherson Shares vest on June 11, 2015, 2016 and 2017.

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The McPherson Employment Agreement provides that if we terminate Mr. McPherson for good reason or without cause, we are required to pay his annual base salary and benefits for a period of twelve months following such termination. If we terminate Mr. McPherson without cause within the initial six months of the McPherson Employment Agreement, 50,000 of the McPherson Shares will automatically vest. If we terminate the McPherson Employment Agreement without cause after first six months of the Employment Agreement, an additional 8,333 of the McPherson Shares shall vest for each month of service beyond the initial six months. Upon a change of control, the vesting of the McPherson Shares will immediately accelerate.

The descriptions of the Murray Employment Agreement and the McPherson Employment Agreement are qualified in their entirety by reference to the full text of such agreements, copies of which are filed herewith as Exhibit 10.1 and Exhibit 10.2, respectively, and are incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description of Exhibit
10.1	Employment Agreement, dated as of March 23, 2015, between the Company and Genifer Murray
10.2	Employment Agreement, dated as of March 23, 2015, between the Company and Scott McPherson

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CannLabs, Inc.

Date: March 24, 2015	By:	/s/ Mark C. Mirken
Mark C. Mirken
Chief Executive Officer

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